Exhibit 10.65

FIRST AMENDMENT TO EMPLOYMENT CONTRACT

This AMENDMENT (“Amendment”) is made as of the 26th day of August, 2005, between NORWOOD H. DAVIS, III (hereinafter referred to as “Employee”) and TRX, INC., a Georgia corporation (hereinafter referred to as the “Company”).

WHEREAS, Employee and the Company previously entered into that certain Employment Contract dated as of December 31, 2004, (the “Employment Contract”); and

WHEREAS, Employee and the Company desire to further amend certain terms and provisions of the Employment Contract;

NOW, THEREFORE, for and in consideration of the sum of Ten and no/100 Dollars ($10.00) in hand paid each to the other and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. Employee and the Company hereby agree to amend the Employment Contract as follows:

1.	Section 3(d)(ii) of the Employment Contract is amended by deleting the reference to September 1, 2005 and replacing it with November 1, 2005.

2.	Except as specifically amended herein, the Employment Contract shall remain in full force and effect.

3.	This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

EMPLOYEE:

/s/ Norwood H. Davis, III
Norwood H. Davis, III

COMPANY:

TRX, INC.

By:	/s/ Johan G. Drechsel
Name:	Johan G. Drechsel
Title:	Chairman